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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, No. 333-52467 and No. 333-76915) and on
form S-3 (No. 333-81133) of CIENA Corporation of our report dated November 25, 1998, except as to Note 2 "Lightera" and "Omnia" which are as of July 20, 1999, which appears in this Current Report on Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
McLean, VA
July 20, 1999